EXHIBIT 99.1

IZEA Announces Letter of Intent

ORLANDO, FL (June 11, 2018) - IZEA, Inc. (NASDAQ: IZEA), operator of IZEAx, the premier online marketplace connecting brands and publishers with influential content creators, entered into a non-binding letter of intent (the “LOI”) on April 19, 2018 outlining certain general terms for the proposed purchase by IZEA of all the outstanding shares of a leading participant in the influencer marketing space (referred to as the “Influencer Marketing Company”).

The Influencer Marketing Company develops, markets and sells SaaS software that is complementary with IZEA’s existing influencer marketing products and services. Subsequent to signing the LOI, IZEA and the Influencer Marketing Company determined that shareholders of both companies would be best served by consummating the transaction through a merger agreement (the “Merger”). The transaction contemplates that the Influencer Marketing Company will become a wholly-owned subsidiary of IZEA. Consideration paid to shareholders of the Influencer Marketing Company will be in the form of cash and IZEA stock paid or issuable at closing and over the next 12-month period.

“As the influencer marketing industry has grown, so has the fragmentation of service providers and channel noise for the marketers buying services from those companies,” said Ted Murphy, Chairman and CEO of IZEA. “At the same time, there is material waste among these competitors who are investing duplicative resources developing software, marketing their services and maintaining support infrastructure. We believe that there is an opportunity for consolidation among the leading providers in both influencer and content marketing, and our hope is that this transaction serves as the catalyst to bring more of these companies together.”

Based upon information provided by the Influencer Marketing Company to IZEA, the Influencer Marketing Company’s revenues for the year ended December 31, 2017 were approximately $5.9 million and its Gross Billings were approximately $18.2 million. Net loss for the year ended December 31, 2017 was $3.6 million. The Influencer Marketing Company’s Gross Billings information has not yet been audited and actual numbers may be materially different from what was provided and reported herein. In 2017, the combined annual revenues of IZEA and the Influencer Marketing Company were approximately $30.3 million, with Gross Billings of approximately $47.4 million. The Influencer Marketing Company’s revenues are comprised of SaaS subscription fees, marketplace transaction fees and professional service fees. Approximately 95% of its revenues are derived from SaaS and marketplace fees. IZEA believes that the Company, on a consolidated basis if the Merger is consummated, could achieve the necessary operational expense reductions to significantly improve IZEA’s Adjusted EBITDA profile. However, IZEA cannot provide any assurance that, if the transaction closes, IZEA will be able to achieve any cost savings and it is possible that the impact on Adjusted EBITDA and the balance sheet could be negative.

Consummation of the transaction contemplated by the LOI is subject to financing and the execution and delivery of a definitive Merger Agreement along with the satisfaction of the closing conditions which will be contained therein. It is contemplated that the Merger transaction will be consummated in July 2018, but there can be no assurance that a definitive Merger Agreement will be entered into, or that the Merger will be consummated upon the terms set forth in the LOI, or otherwise. In the event that the Merger is consummated, there can be no assurance that it will ultimately prove to be beneficial to IZEA.

About IZEA

IZEA operates IZEAx, the premier online marketplace that connects marketers with content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators include celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Use of Non-GAAP Financial Measures

Gross Billings, a non-GAAP financial measure, is the total dollar value of the amounts earned from customers for the services performed where the company is acting as a principal and the amounts charged to customers for their self-service purchase of goods and services through the online platforms where the company is acting as an agent. Gross Billings when the company is acting as an agent differs from revenue reported in the consolidated statements of operations, which is presented net of the amounts paid to third-parties providing the content or sponsorship services.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking Gross Billings allows us to monitor the percentage of Gross Billings that we are able to retain after payments to our creators. Because we invoice our customers on a gross basis, tracking Gross Billings is critical as it pertains to our credit risk and cash flow.

"EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA,” also a non-GAAP financial measure, as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock related compensation, gain or loss on asset disposals or impairment, changes in acquisition cost estimates, and all other non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities including non-cash transactions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

All companies do not calculate Gross Billings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding future financial results, expectations regarding whether and when the transactions would lose, expectations concerning IZEA’s ability to increase its revenue and improve Adjusted EBITDA, expectations with respect to operational efficiency, expectations regarding financing, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; inability to finance growth initiatives in a timely manner; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: (407) 215-6218
Email: justin.braun@izea.com